UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 30, 2009


                           Sterling Exploration, Inc.
             (Exact name of registrant as specified in its charter)

          Nevada                     000-144493                      N/A
(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)

61 Cimarron Meadows Cres. Okotoks, Alberta Canada                  T1S 1T1
   (Address of principal executive offices)                       (Zip Code)

        Registrant's telephone number, including area code 714.414.9123


             2417 E. South Redwood Drive, Anaheim, California 92806 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective June 30, 2009, Andrew Buchholz and Veryl Norquay were elected directors of our company and Simone Maria Anderson resigned as a director and officer of our company.

Effective June 30, 2009, Veryl Norquay was appointed chief executive officer and president and Andrew Bhuccholz was appointed chief financial officer.

Our board of directors now consists of Veryl Norquay and Andrew Buchholz.

Veryl Norquay has been in investment related businesses for over 25 years and previously owned and operated a broker dealer in Las Vegas, Nevada. Currently, Mr. Norquay is the general manager of a private investor relations firm specializing in the formation and structure of companies wishing to attain public status on recognized North American stock exchanges.

Andrew Buchholz has been a finance professional for over 20 years with experience within the manufacturing industry of various global industry leading corporations. From 2000 to 2002 Mr. Buchholz was the assistant controller of Aker Solutions, an international oil and gas manufacturing company. In 2002 Mr. Buchholz joined Nortel Networks as a senior cost analyst (segment controller) in Nortel's enterprise business segment. In 2006, Nortel was acquired by Flextronics where Mr. Buchholz is currently acting as assistant controller.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING EXPLORATION, INC.


/s/ Veryl Norquay
---------------------------------
Veryl Norquay
President

Date: July 6, 2009